TRADEMARK SECURITY AGREEMENT dated as of September 1, 2010 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S. Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Credit Agreement dated as of November 5, 2009 as amended by Amendment No. 1 dated as of January 1, 2010, and as amended by Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, and (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A., the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the Senior Note Indenture. The parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Trademarks of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.

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SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Trademarks are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

REYNOLDS PACKAGING LLC
By

Name: Helen Golding
Title: Assistant Secretary

REYNOLDS FOOD PACKAGING LLC
By

Name: Helen Golding
Title: Assistant Secretary

ULTRA PAC, INC.
By

Name: Helen Golding
Title: Assistant Secretary

[Signature Page to Trademark Security Agreement]
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THE BANK OF NEW YORK MELLON, as Collateral Agent
By

Name: Catherine F. Donohue
Title: Vice President

[Signature Page to Trademark Security Agreement]
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Schedule I
U.S. Grantors
Reynolds Packaging LLC
Reynolds Food Packaging LLC
Ultra Pac, Inc.

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Schedule II
Trademarks

REYNOLDS PACKAGING LLC
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
COLD FORM	1-Nov-05	3,012,335
DRUG-PAK	9-Jan-01	2,419,278
DUOSEAL	18-Jan-94	1,816,644
HSM	27-Aug-68	855,584
INTEGRIPEL	11-May-04	2,841,596
PHARMA-POUCH	11-Aug-00	2,341,615
POUCH EXPRESS	19-Jul-05	2,973,949
REYSHIELD	12-May-98	2,157,658
SAFETY-PAK	21-Nov-00	2,406,304
SM	10-Dec-68	861,697
SMART-PEEL	15-Dec-09	3,725,956
SURE-PEEL	22-Jan-08	3,373,927
COMBO-PAK	8-Jun-82	1,197,314
CATER-TIME	1-Nov-88	1,510,995
CATER-TIME	11-Oct-88	1,507,800
CUTTER GARD	22-Oct-96	2,011,004
STAY PUT STRIP	22-Apr-97	2,055,323
MICRO SMART	10-Mar-09	3,589,023
REFLECTIONS	13-Nov-07	3,335,974
REFLECTIONS EASY LOCK	13-Mar-07	3,218,654
REYNOWAVE	7-Nov-00	2,402,623
PLASTERRA	15-Dec-09	3,725,957
DEL-PAK	7-Nov-89	1,564,584
INVERTIBLES	8-Dec-09	3,723,182

U.S. Trademark Applications

Mark	Filing Date	Application No.
REYNOLON PLUS	6-Dec-07	77/345,996
BUTCHER’S CHOICE	13-Jun-08	77/498,747
CATER-TIME	5-Aug-09	77/797,932
GROWER’S SELECT	13-Jun-08	77/498,754
BAKER’S BEST	13-Jun-08	77/498,744
REYFLEX	23-Aug-10	85/113803

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REYNOLDS FOOD PACKAGING LLC
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
FLIP N’ STACK	17-Mar-09	3,592,216
TAKEAWAY GOURMET	10-Mar-09	3,588,446

U.S. Trademark Applications

Mark	Filing Date	Application No.
TERRASMART	27-Nov-07	77/337,642

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ULTRA PAC, INC.\
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
ULTRA PAC	2-Dec-97	2,117,754
ULTRA PAC	31-Aug-99	2,273,796
CHICKEN COUPE	13-Oct-98	2,196,677
ULTRALITE BAKEABLES	26-Sep-95	1,922,089
PETEWICH	14-Feb-95	1,878,674
SNACK CLAM	14-Jun-94	1,839,975
SHO-BOWLS	17-Dec-91	1,668,553

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